UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2010

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Lacombe Medical Office Building Property

As previously reported in our Current Report on Form 8-K filed on February 12, 2010 and February 24, 2010, we through G&E HC REIT II Lacombe MOB, LLC, our wholly owned subsidiary, entered into a real estate purchase agreement and escrow instructions on February 8, 2010, or the Purchase Agreement, and a first amendment to the Purchase Agreement on February 19, 2010, respectively, with CC Lacombe, LLC, an unaffiliated third party, or the Lacombe Seller, and First American Title Insurance Company, or the Lacombe Escrow Agent, for the purchase of the Lacombe Medical Office Building, located in Lacombe, Louisiana, for a purchase price of $6,970,000, plus closing costs.

Effective February 26, 2010, we entered into a second amendment to real estate purchase agreement and escrow instructions, or the Lacombe Second Amendment, with the Lacombe Seller and the Lacombe Escrow Agent. The material terms of the Lacombe Second Amendment provide for: (i) an extension of the closing date that is either on March 4, 2010, or on March 5, 2010, if we deliver a written notice to the Lacombe Seller stating that the conditions precedent to our obligations under the Purchase Agreement have not been satisfied as of March 4, 2010; (ii) an election by the Lacombe Seller to pay an unpaid tenant improvement to a tenant of the property directly to the tenant or the Lacombe Seller’s instruction to the Lacombe Escrow Agent to pay such amount directly to the tenant and to provide us with evidence that such amount has been paid; (iii) our receipt of a lease credit in the amount of $153,200 if the closing occurs on March 4, 2010 or in the amount of $152,868 if the closing occurs on March 5, 2010; and (iv) a provision that in the event we deposit any funds into escrow prior to the closing date, that such interest earned thereon shall accrue for our benefit.

The material terms of the Lacombe Second Amendment are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Center for Neurosurgery & Spine Property

As previously reported in our Current Report filed on Form 8-K filed on January 8, 2010 and February 12, 2010, we, through G&E Healthcare REIT II Sartell MOB, LLC, our wholly owned subsidiary, entered into a real estate purchase agreement and escrow instructions on January 7, 2010, and a first amendment to real estate purchase agreement and escrow instructions on February 8, 2010, respectively, with Stingray Properties, LLC, an unaffiliated third party, or the Sartell Seller, and Crystal Blue Properties, LLC, Sylvan Holdings, LLC and Dr. Samuel Elghor, also unaffiliated third parties, or collectively, the Sartell Seller Guarantor, and First American Title Insurance Company, or the Sartell Escrow Agent, for the purchase of the Center for Neurosurgery and Spine, located in Sartell, Minnesota, for a purchase price of $6,500,000, plus closing costs.

On March 1, 2010, we entered into a second amendment to real estate purchase agreement and escrow instructions, or the Sartell Second Amendment, with the Sartell Seller and the Sartell Escrow Agent. The material terms of the Sartell Second Amendment provide for an extension of the due diligence period to March 5, 2010.

The material terms of the Sartell Second Amendment are qualified in their entirety by the agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Second Amendment to Real Estate Purchase Agreement and Escrow Instructions between G&E HC REIT II Lacombe MOB, LLC and CC Lacombe, LLC and First American Title Insurance Company, dated February 26, 2010.

10.2 Second Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samuel Elghor and First American Title Insurance Company, dated March 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

March 4, 2010	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Real Estate Purchase Agreement and Escrow Instructions between G&E HC REIT II Lacombe MOB, LLC and CC Lacombe, LLC and First American Title Insurance Company, dated February 26, 2010
10.2	Second Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samuel Elghor and First American Title Insurance Company, dated March 1, 2010